Exhibit 10.28 March 21, 2025 23andMe Holding Co. 870 Market Street, Room 415 San Francisco, CA 94102 Attn: Joe Selsavage Chief Financial Officer Dear Joe: This letter confirms and sets forth the terms and conditions of the engagement between Alvarez & Marsal North America, LLC (“A&M”) and 23andMe Holding Co. and its subsidiaries and their respective assigns and successors (the “Company”), including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below, this letter will constitute an agreement between the Company and A&M (the “Agreement”) and the prior agreement between A&M and Company dated January 28, 2025 (the “Prior Advisory Services Agreement”) will be immediately terminated with no further action necessary to effect such termination. Notwithstanding the foregoing, all obligations for payment of fees and expenses, indemnity, confidentiality, non-solicitation, exculpatory provisions and any other provisions which survive in accordance with the terms of the Prior Advisory Services Agreement will survive such termination. 1. Description of Services (a) Officers. In connection with this engagement, A&M shall make available to the Company: (i) Matthew Kvarda to serve as the Chief Restructuring Officer (the “CRO”); and (ii) Upon the mutual agreement of A&M and the Company, A&M will provide additional employees of A&M and/or its affiliates and wholly- owned subsidiaries (“Additional Personnel”) as required (collectively, with the CRO, the “Engagement Personnel”), to assist the CRO in the execution of the duties set forth more fully herein. (b) Duties. (i) The Engagement Personnel in cooperation with the Chief Financial Officer (the “CFO”) or other applicable officers of the Company, shall perform a financial review of the Company, including but not limited to a review and assessment of financial information that has been, and that will be, provided by the Company to its creditors, including without

23andMe Holding Co. March 21, 2025 -2- limitation its short and long-term projected cash flows and operating performance; (ii) The Engagement Personnel shall assist in the identification (and implementation) of cost reduction and operations improvement opportunities; (iii) The Engagement Personnel shall assist the CFO and other Company engaged professionals in developing for the special committee of the Board’s (the “Special Committee”) review possible restructuring plans or strategic alternatives for maximizing the enterprise value of the Company’s various business lines; (iv) The CRO shall serve as the principal contact with the Company’s creditors with respect to the Company’s financial and operational matters; and (v) The Engagement Personnel shall perform such other services as requested or directed by the Special Committee or other Company personnel as authorized by the Special Committee and agreed to by A&M that is not duplicative of work others are performing for the Company. (c) The Engagement Personnel shall report to the Special Committee of the Board and, at the request of the Special Committee of the Board, will make recommendations to and consult with the board of directors of the Company (the “Board”) and Special Committee of the Board. (d) The Engagement Personnel will continue to be employed, by A&M and, while rendering services to the Company, will continue to work with other personnel at A&M in connection with unrelated matters that will not unduly interfere with the services rendered by the Engagement Personnel pursuant to this Agreement. With respect to the Company, however, the Engagement Personnel shall operate under the direction of the Special Committee and A&M shall have no liability to the Company for any acts or omissions of the Engagement Personnel related to the performance or non-performance of services at the direction of the Special Committee (other than for any acts or omissions that are finally determined to constitute A&M’s gross negligence, willful misconduct, or fraud) and consistent with the requirements of the Engagement and this Agreement. (e) In connection with the services to be provided hereunder, from time to time A&M may utilize the services of employees of its affiliates and subsidiaries as Engagement Personnel. Such affiliates and subsidiaries are wholly owned by A&M’s parent company and employees. (f) In addition, it is foreseeable that a Foreign Representative will file on behalf of the Company, an application to the Supreme Court of British Columbia (the

23andMe Holding Co. March 21, 2025 -3- “Canadian Court”) for ancillary recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C.-36, as amended, of Canada (the “Recognition Proceedings”). A&M’s subsidiary, Alvarez & Marsal Canada Inc. (“A&M Canada”) has agreed to perform the role Information Officer in the Recognition Proceedings, if appointed as such by the Canadian Court. As Information Officer, once appointed, A&M Canada will report to the Canadian Court from time to time (including at the hearing of the initial application) on the status of the Chapter 11 proceeding, the proposed restructuring of the Company, the US Orders sought to be recognized and given effect by the Canadian Court, and any other information that may be material to the Canadian Court. 2. Information Provided by Company and Forward Looking Statements. The Company shall use all reasonable efforts to: (i) provide the Engagement Personnel with access to management and other representatives of the Company; and (ii) furnish all data, material, and other information concerning the business, assets, liabilities, operations, cash flows, properties, financial condition and prospects of the Company that Engagement Personnel reasonably request in connection with the services to be provided to the Company. The Engagement Personnel shall rely, without further independent verification, on the accuracy and completeness of all publicly available information and information that is furnished by or on behalf of the Company and otherwise reviewed by Engagement Personnel in connection with the services performed for the Company. The Company acknowledges and agrees that the Engagement Personnel are not responsible for the accuracy or completeness of such information and shall not be responsible for any inaccuracies or omissions therein. A&M and Engagement Personnel are under no obligation to update data submitted to them or to review any other areas unless specifically requested by the Special Committee to do so. You understand that the services to be rendered by the Engagement Personnel may include the preparation of projections and other forward-looking statements, and numerous factors can affect the actual results of the Company’s operations, which may materially and adversely differ from those projections. In addition, Engagement Personnel will be relying on information provided by the Company in the preparation of those projections and other forward-looking statements. 3. Limitation of Duties. Neither A&M, nor the Engagement Personnel make any representations or guarantees that, inter alia, (i) an appropriate restructuring proposal or strategic alternative can be formulated for the Company, (ii) any restructuring proposal or strategic alternative presented to the Company’s management, the Board, or the Special Committee will be more successful than all other possible restructuring proposals or strategic alternatives, (iii) restructuring is the best course of action for the Company, or (iv) if formulated, that any proposed restructuring plan or strategic alternative will be accepted by any of the Company’s creditors, shareholders and other constituents. Further, neither A&M nor the Engagement Personnel assume any

23andMe Holding Co. March 21, 2025 -4- responsibility for the Company’s decision to pursue, or not pursue any business strategy, or to effect, or not to effect any transaction. The Engagement Personnel shall be responsible for implementation only of the restructuring proposal or alternative approved by the Board or the Special Committee, as applicable, and only to the extent and in the manner authorized and directed by the Board or the Special Committee, as applicable. 4. Compensation. (a) A&M will receive fees for the services of the Engagement Personnel based on the following hourly rates: Managing Directors $1,100 - 1,575 Directors 850 - 1,100 Associates 625 - 825 Analysts 450 - 600 Such rates shall be subject to adjustment annually at such time as A&M adjusts its rates generally. (b) In addition, A&M will be reimbursed for its reasonable out-of-pocket expenses incurred in connection with this assignment, such as travel, lodging, meals, messenger and wireless charges. A&M also charges a flat rate of 4% of professional fees to cover otherwise unbilled items such as telephone and conferencing charges, computer use, technology and software license fees, research subscriptions and other internal services. All fees and expenses will be billed on a weekly basis or, at A&M’s discretion, more frequently. Invoices are payable upon receipt. (c) Pursuant to the Prior Advisory Services Agreement, A&M received a retainer in the amount of $500,000 which the Company directs A&M to hold as a retainer under this Agreement (the “Retainer”). The Retainer shall be credited against any amounts due at the termination of this engagement and returned upon the satisfaction of all obligations hereunder. The Retainer will be held in a segregated non-interest-bearing account (which may hold other A&M and A&M affiliate client retainers), separate from the general account to which A&M will direct payment of ongoing fees and expenses. Absent your agreement to the contrary, A&M may only draw on the Retainer (or a portion thereof) in order to apply to undisputed portions of invoices that are due and payable or other amounts due under this Agreement or as the Company may otherwise agree and Company will be informed of such application of the Retainer. If a Retainer is to be increased or decreased, the foregoing shall apply. (d) In addition to the hourly compensation, A&M will be entitled to incentive compensation in the amount of $750,000.00 (the “Completion Fee”) payable upon the earlier of (x) the consummation of a Chapter 11 plan of

23andMe Holding Co. March 21, 2025 -5- reorganization; and (y) the sale, transfer, or other disposition of all or a substantial portion of the assets or equity of the Company in one or more transactions. 5. Termination. (a) This Agreement will apply from the commencement of the services referred to in Section 1 and may be terminated with immediate effect by either party without cause by written notice to the other party; provided, that if such written notice is provided by A&M for any reason other than Good Reason, as defined below, such notice shall not become effective on the date that is thirty days after the date such written notice is delivered to the Company. (b) A&M normally does not withdraw from an engagement unless the Company misrepresents or fails to disclose material facts, fails to pay fees or expenses, or makes it unethical or unreasonably difficult for A&M to continue performance of the engagement, or other just cause exists (“Good Reason”). (c) On termination of the Agreement, any undisputed portions of fees and expenses due to A&M shall be remitted promptly (including fees and expenses that accrued prior to but are invoiced subsequent to such termination) and A&M shall promptly return any excess amounts held on Retainer to the Company. (d) If the Company terminates this Agreement without “Cause” or if A&M terminates this Agreement for Good Reason, A&M shall also be entitled to receive the Completion Fee upon the occurrence of the event specified in Section 4(d) if such event occurs within 1 year of the termination. “Cause” shall mean gross negligence, willful default or fraud by A&M. (e) The provisions of this Agreement that give the parties rights or obligations beyond its termination shall survive and continue to bind the parties. 6. No Audit. Company acknowledges and agrees that A&M and Engagement Personnel are not being requested to perform an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body. 7. No Third Party Beneficiary. The Company acknowledges that all advice (written or oral) provided by A&M and the Engagement Personnel to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board, Special Committee, and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without A&M’s prior approval (which shall not be unreasonably withheld), except as required by law.

23andMe Holding Co. March 21, 2025 -6- 8. Conflicts. A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M and its affiliates and subsidiaries comprise a consulting firm (the “Firm”) that serves clients on an international basis in numerous cases, both in and out of court, it is possible that the Firm may have rendered or will render services to, or have business associations with, other entities or people which had or have or may have relationships with the Company, including creditors of the Company. The Firm will not be prevented or restricted by virtue of providing the services under this Agreement from providing services to other entities or individuals, including entities or individuals whose interests may be in competition or conflict with the Company’s, provided the Firm makes appropriate arrangements to ensure that the confidentiality of information is maintained; provided that A&M will not represent the interests of any such entities or individuals in connection with the Company’s restructuring efforts. Each of the entities comprising the definition of Company (each, a “Company Entity”) acknowledges and agrees that the services being provided hereunder are being provided on behalf of each of them and each of them hereby waives any and all conflicts of interest that may arise on account of the services being provided on behalf of any other Company Entity. Each Company Entity represents that it has taken all corporate action necessary and is authorized to waive such potential conflicts of interest. 9. Confidentiality/Non-Solicitation. A&M and Engagement Personnel shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except: (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or applicable law; or (iii) as reasonably required in the performance of this engagement. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is, or becomes, public other than as a result of a breach of this provision. The Company, on behalf of itself and its subsidiaries and affiliates and any person which may acquire all or substantially all of its assets agrees that, until two (2) years subsequent to the termination of this engagement, it will not solicit, recruit, hire or otherwise engage any employee of A&M or any of its affiliates who worked on this engagement while employed by A&M or its affiliates (“Solicited Person”). Should the Company or any of its subsidiaries or affiliates or any person who acquires all or substantially all of its assets extend an offer of employment to or otherwise engage any Solicited Person and should such offer be accepted, A&M shall be entitled to a fee from the Company equal to the Solicited Person’s hourly client billing rate at the time of the offer multiplied by 4,000 hours for a Managing Director, 3,000 hours for a Senior Director and 2,000 hours for any other A&M employee. The Company acknowledges and agrees that this fee fairly represents the loss that A&M will suffer if the Company breaches this provision. The fee shall be payable at the time of the Solicited Person’s acceptance of employment or engagement. 10. Indemnification/Limitations on Liability. The Company shall indemnify the Engagement Personnel acting as officers (the “Indemnified Professionals”) to the same extent as the most favorable indemnification it extends to its officers or directors,

23andMe Holding Co. March 21, 2025 -7- whether under the Company’s bylaws, its certificate of incorporation, by contract or otherwise, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to the Indemnified Professionals. The Indemnified Professionals shall be expressly covered as officers under the Company’s existing director and officer liability insurance policy(ies) and such coverage shall be primary to any insurance or indemnification made available to the Indemnified Professionals by A&M or resulting from the Indemnified Professionals’ employment with A&M. Prior to the effective date of this engagement and as a condition of A&M accepting this engagement, the Company shall make such policy(ies) and all amendments thereto available to A&M for review and approval. The Company shall also maintain such insurance coverage for the Indemnified Professionals for a period of not less than six years following the date of the termination of the Indemnified Professionals’ services hereunder. Company shall furnish evidence of any subsequent renewals of the applicable policy(ies) and shall give thirty (30) days’ prior written notice to A&M of cancellation, non-renewal, or material change in coverage, scope, or amount of such director and officer liability policy. The provisions of this section are in the nature of contractual obligations and no change in applicable law or the Company’s charter, bylaws or other organizational documents or policies shall affect the Indemnified Professionals’ rights hereunder. The attached indemnity and limitation on liability provisions are incorporated herein and the termination of this agreement or the engagement shall not affect those provisions, which shall remain in full force and effect. 11. Joint and Several Liability Each Company Entity hereby acknowledges and agrees that they are each jointly and severally liable to A&M and its affiliates for all of the Company's representations, warranties, covenants, liabilities and obligations set forth in the Agreement. Any beneficiary of this agreement may seek to enforce any of its rights and remedies hereunder against any or all Company Entities in any order at any time in its sole discretion. 12. Privacy and Data Protection. In the provision of Services under this Agreement, A&M may Process certain Company Personal Data. Capitalized terms used herein but not otherwise defined in the Agreement or in paragraph (b), below, shall have the meanings ascribed in paragraph (e), below. (a) Mutual Obligations. A&M and Company shall each comply with Data Protection Laws applicable to their respective Processing of Company Personal Data. (b) A&M Obligations. (i) A&M shall Process Company Personal Data on behalf of Company as reasonably necessary to providing the Services, which Company acknowledges consist of the services as described in the Agreement. (ii) A&M shall implement and maintain appropriate physical, technical, and organizational safeguards reasonably designed to protect the confidentiality and security of Company Personal Data, and to protect Company Personal Data against a Personal Data Breach. (iii) For purposes of this clause (iii), the terms “consumer”, “business”, “business purpose”, “commercial purpose”, “sell”, and “share” shall

23andMe Holding Co. March 21, 2025 -8- have the meanings ascribed under the California Consumer Protection Act of 2018, as amended by the California Privacy Rights Act of 2020 (“CCPA”) and, where applicable, other relevant Data Protection Laws. A&M shall not: (A) sell or share Company Personal Data; (B) retain, use, or disclose Company Personal Data for any purpose other than for providing the Services; (C) retain, use, or disclose Company Personal Data for a commercial purpose other than for providing the Services, or as otherwise permitted under Data Protection Laws; (D) retain, use, or disclose Company Personal Data outside of the direct business relationship between Company and A&M, except as otherwise permitted under Data Protection Laws; or (E) combine Company Personal Data it receives from, or on behalf of, Company with Personal Data that it receives from, or on behalf of, another person or persons, or collects from its own interaction with the consumer, except as otherwise provided under Data Protection Laws. A&M shall provide the same level of privacy protection to Company Personal Data as required of businesses under applicable Data Protection Laws and will notify Company if it determines that it can no longer meet its obligations under applicable Data Protection Laws. A&M and Company shall promptly notify and reasonably assist the other if it receives a request from a consumer seeking to exercise individual rights (e.g., access, deletion) with respect to Company Personal Data, including by providing all information necessary to enable the other to comply with the request. Company shall have the right to take reasonable and appropriate steps to ensure that A&M Processes Company Personal Data in a manner that is consistent with Company’s obligations under applicable Data Protection Laws; specifically, Company shall have the right to monitor A&M’s compliance with its privacy and data protection obligations herein through written questionnaires once every 12 months. Company shall have the right, upon no less than ten (10) business days’ written notice, to request documentation from A&M demonstrating A&M’s compliance with its privacy and data protection obligations herein, and to take other reasonable and appropriate steps to stop and remediate any unauthorized use of Company Personal Data by A&M. (iv) Notwithstanding anything in this paragraph (b) to the contrary, Company acknowledges and agrees: (A) A&M may disclose Company Personal Data to A&M’s affiliates to assist A&M in Processing Company Personal Data as reasonably necessary to providing the Services; (B) A&M has Company’s general authorization for the engagement of sub-processors to assist A&M in Processing Company Personal Data as reasonably necessary to providing the Services; provided, each sub-processor shall be subject to written agreement that complies with applicable Data Protection Law and is no less protective than as set forth herein; and (C) where reasonably necessary to provide the Services or as instructed by Company, A&M may disclose Company Personal Data to Company’s other advisors, constituents, and/or counterparties in the matter for which Company engaged A&M to provide the Services. (c) Company Obligations. (i) Company confirms that it has established all rights (including, where relevant, providing a privacy notice and obtaining any necessary consents) necessary under applicable Data Protection Laws for A&M to provide the Services under the Agreement. (ii) Company shall not do or permit anything to be done, through any act or omission, in providing or making available to A&M any Company Personal Data, that would cause A&M or any of its affiliates to contravene or incur any liability under any Data Protection Laws. (iii) If Company’s transfer of Company Personal Data to A&M would be prohibited by the EU General Data Protection Regulation 2016/679 of the European Parliament and of the Council (“GDPR”) or other Data Protection Laws in the absence of an adequacy decision, standard contractual clauses, or other permitted transfer mechanism,

23andMe Holding Co. March 21, 2025 -9- Company shall be responsible for ensuring that appropriate safeguards are in place including, where applicable, by entering into standard contractual clauses with A&M. (iv) Company shall use its reasonable efforts, where practicable, to limit the Personal Data that it provides or makes available to A&M to information that is necessary and relevant for A&M’s performance of the Services, including by removing and/or de-identifying datasets, and to notify A&M in advance regarding categories, types and volume of Personal Data that it will provide or make available so that the parties can implement appropriate data transmission, handling and storage safeguards. (v) If Company is a covered entity or business associate as defined under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Company shall not disclose protected health information (PHI) or electronic protected health information (ePHI) to A&M (in its own capacity as a business associate) unless and until the parties have entered into a mutually acceptable HIPAA business associate agreement, which will supersede this Privacy and Data Protection Provision with respect to such PHI/ePHI. (d) Deidentified Data. To the extent A&M is permitted under the Agreement to deidentify, anonymize and/or aggregate Company Personal Data (“Deidentified Data”), Company acknowledges that A&M undertakes such actions in connection with and for the purpose of performing the Services, and Deidentified Data shall not be considered Company Personal Data. (e) Definitions. (i) “Data Protection Laws” means all laws, rules and regulations pertaining to the privacy and security of Personal Data, including but not limited to CCPA and GDPR; (ii) “Personal Data” means all “personal data”, “personal information”, “personally identifiable information”, “special categories of data”, “sensitive personal information”, and similarly defined terms under Data Protection Laws; (iii) “Company Personal Data” means any Personal Data that Company provides or makes available to A&M, or that A&M collects directly from individuals, in connection with A&M’s performance of the Services (but excluding contact details about Company’s personnel that A&M processes to manage the business relationship with Company); (iv) “Process” has the meaning under applicable Data Protection Laws, and in all events means to collect, access, analyze, use, store, transfer (including by remote access), or disclose by transmission; and (v) “Personal Data Breach” has the meaning under applicable Data Protection Laws, and in all events means any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Data. 13. Miscellaneous. This Agreement (together with the attached indemnity provisions), and all claims, proceedings or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the services provided hereunder (the “Related Matters”), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to principles of conflict of law that would defer to the laws of another jurisdiction. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any Related Matters. The Company and A&M agree, to the extent permitted by applicable law,

23andMe Holding Co. March 21, 2025 -10- that any action with respect to any Related Matters shall be brought and adjudicated exclusively in the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, in the New York state courts with jurisdiction over New York, New York; that those courts shall have exclusive jurisdiction over any Related Matters; to submit to the personal jurisdiction of such courts; and to waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue in any legal proceeding. This Agreement shall be binding upon A&M and the Company, their respective heirs, successors, and assignees, and any heir, successor, or assignee of a substantial portion of A&M’s or the Company’s respective businesses and/or assets, including any Chapter 11 Trustee. This Agreement incorporates the entire understanding of the parties with respect to the subject matter hereof and may not be amended or modified except in writing executed by the Company and A&M. The Company agrees that A&M may aggregate information provided by or on behalf of the Company during this engagement with information provided by or on behalf of others and use and disclose that information in de-identified form as part of research and advice, including, without limitation, benchmarking services. Notwithstanding anything herein to the contrary, A&M may reference or list the Company’s name and/or logo and/or a general description of the services in A&M’s marketing materials, including, without limitation, on A&M’s website. If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms. Very truly yours, Alvarez & Marsal North America, LLC By: /s/ Matthew Kvarda Matthew Kvarda Managing Director Accepted and agreed: 23andMe Holding Co. on behalf of itself and its subsidiaries By: /s/ Joe Selsavage Joe Selsavage, Chief Financial Officer

INDEMNIFICATION AND LIMITATION ON LIABILITY AGREEMENT This indemnification and limitation on liability agreement is made part of an agreement, dated March [9], 2025 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement"), by and between Alvarez & Marsal North America, LLC ("A&M”) and 23andMe Holding Co. together with its subsidiaries and their respective assigns and successors (jointly and severally, the “Company”), for services to be rendered to the Company by A&M. A. The Company agrees to indemnify and hold harmless each of A&M, its affiliates and their respective shareholders, members, managers, employees, agents, representatives and subcontractors (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including the costs for counsel or others (including employees of A&M, based on their then current hourly billing rates) in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing the Agreement (including these indemnity provisions), as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or nonperformance of their obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct. The Company also agrees that (a) no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except to the extent that any such liability for losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct and (b) in no event will any Indemnified Party have any liability to the Company for special, consequential, incidental or exemplary damages or loss (nor any lost profits, savings or business opportunity). The Company further agrees that it will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding. B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties. In the event that, at any time whether before or after termination of the engagement or the Agreement, as a result of or in connection with the Agreement or A&M’s and its personnel’s role under the Agreement, A&M or any Indemnified Party is required to produce any of its personnel (including former employees) for examination, deposition or other written, recorded or oral presentation, or A&M or any of its personnel (including former employees) or any other Indemnified Party is required to produce or otherwise review, compile, submit,

23andMe Holding Co. March 21, 2025 -12- duplicate, search for, organize or report on any material within such Indemnified Party’s possession or control pursuant to a subpoena or other legal (including administrative) process, the Company will reimburse the Indemnified Party for its out of pocket expenses, including the reasonable fees and expenses of its counsel, and will compensate the Indemnified Party for the time expended by its personnel based on such personnel’s then current hourly rate. C. If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in by reason of the engagement under the Agreement, upon submission of invoices therefor, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld. D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in the losses, claims, damages, liabilities and costs giving rise to the indemnification claim and other relevant equitable considerations shall be considered; and further provided that in no event will the Indemnified Parties' aggregate contribution for all losses, claims, damages, liabilities and expenses with

23andMe Holding Co. March 21, 2025 -13- respect to which contribution is available hereunder exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation. E. In the event the Company and A&M seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which A&M would continue to be engaged by the Company, the Company shall promptly pay expenses reasonably incurred by the Indemnified Parties, including attorneys' fees and expenses, in connection with any motion, action or claim made either in support of or in opposition to any such retention or authorization, whether in advance of or following any judicial disposition of such motion, action or claim, promptly upon submission of invoices therefor and regardless of whether such retention or authorization is approved by any court. The Company will also promptly pay the Indemnified Parties for any expenses reasonably incurred by them, including attorneys' fees and expenses, in seeking payment of all amounts owed it under the Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a prepetition claim or a postpetition claim. F. Neither termination of the Agreement nor termination of A&M's engagement nor the filing of a petition under Chapter 7 or 11 of the United States Bankruptcy Code (nor the conversion of an existing case to one under a different chapter) shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect. G. The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise. 23andMe Holding Co. on behalf of itself and its subsidiaries By: /s/ Joe Selsavage_______________ Name: Joe Selsavage Title: Chief Financial Officer ALVAREZ & MARSAL NORTH AMERICA, LLC By: /s/ Matthew Kvarda_______________ Name: Matthew Kvarda Title: Managing Director